                                                                   EXHIBIT 10.20



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                                 CLUBCORP, INC.









                               OMNIBUS STOCK PLAN












                   (RESTATED EFFECTIVE AS OF JANUARY 1, 2001)





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






                                TABLE OF CONTENTS

SECTION 1.  DEFINITIONS...........................................................................................1

SECTION 2.  STOCK AND MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN....................................................6
         2.1      Maximum Number of Shares........................................................................6
         2.2      Individual Limitation on Maximum Shares.........................................................6
         2.3      Limitation of Shares............................................................................6
         2.4      Description of Shares...........................................................................7

SECTION 3.  ADMINISTRATION OF THE PLAN............................................................................7
         3.1      Committees......................................................................................7
         3.2      Duration, Removal, Etc..........................................................................8
         3.3      Meetings and Actions of Committees..............................................................8
         3.4      Committee Powers................................................................................9
         3.5      Disinterested Committee Powers..................................................................9

SECTION 4.  ELIGIBILITY AND PARTICIPATION........................................................................10
         4.1      Eligible Individuals...........................................................................10
         4.2      Grant of Awards................................................................................10
         4.3      Agreements.....................................................................................10
         4.4      No Right to Award..............................................................................11

SECTION 5.  ADJUSTMENT PROVISIONS................................................................................11
         5.1      Adjustment of Awards and Authorized Stock......................................................11
         5.2      Change in Control..............................................................................12
         5.3      Golden Parachute Limitation....................................................................12

SECTION 6.  MISCELLANEOUS PROVISIONS.............................................................................12
         6.1      Term of Award..................................................................................12
         6.2      Transferability of Awards......................................................................13
         6.3      Cash Out Feature...............................................................................13
         6.4      Forfeiture and Restrictions on Transfer........................................................14
         6.5      Conditions to Delivery of Stock................................................................15
         6.6      Payment with Sale Proceeds.....................................................................16
         6.7      Certain Directors and Officers.................................................................16
         6.8      Rights as a Shareholder........................................................................17
         6.9      Furnish Information............................................................................17
         6.10     Obligation to Exercise.........................................................................17
         6.11     Adjustments to Awards..........................................................................17
         6.12     Remedies.......................................................................................17



CLUBCORP, INC. OMNIBUS STOCK PLAN


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
         6.13     Information Confidential.......................................................................18
         6.14     Consideration..................................................................................18
         6.15     Acceleration of Vesting Upon Change of Control.................................................18
         6.16     Minimum Withholding Taxes Upon Exercise of Options.............................................18

SECTION 7.  DURATION AND AMENDMENT OF PLAN.......................................................................18
         7.1      Duration.......................................................................................18
         7.2      Amendment......................................................................................18

SECTION 8.  GENERAL..............................................................................................19
         8.1      Application of Funds...........................................................................19
         8.2      Right of the Corporation and Affiliates to Terminate Employment................................19
         8.3      No Liability for Good Faith Determinations.....................................................19
         8.4      Other Benefits.................................................................................19
         8.5      Exclusion From Pension and Profit-Sharing Compensation.........................................19
         8.6      Agreement Requirements.........................................................................20
         8.7      Beneficiary Designation........................................................................20
         8.8      Execution of Receipts and Releases.............................................................20
         8.9      Unfunded Plan..................................................................................20
         8.10     No Guarantee of Interests......................................................................21
         8.11     Payment of Expenses............................................................................21
         8.12     Corporation Records............................................................................21
         8.13     Information....................................................................................21
         8.14     No Liability of Corporation....................................................................21
         8.15     Corporation Action.............................................................................21
         8.16     Arbitration....................................................................................21
         8.17     Severability...................................................................................22
         8.18     Notices........................................................................................22
         8.19     Successors.....................................................................................22
         8.20     Headings.......................................................................................23
         8.21     Governing Law..................................................................................23
         8.22     Word Usage.....................................................................................23



CLUBCORP, INC. OMNIBUS STOCK PLAN


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


                                 CLUBCORP, INC.
                               OMNIBUS STOCK PLAN

                       SCOPE AND PURPOSE OF RESTATED PLAN

         The Corporation adopted and established the Plan effective on February 10, 1998. SECTION 7.2 of the Plan provides that the Board of Directors of the Company may amend the Plan at any time. The Plan is hereby amended and restated effective as of January 1, 2001.

         ClubCorp, Inc., a Texas corporation, adopted the ClubCorp, Inc. Omnibus Stock Plan to provide for the granting of various forms of stock based compensation including:

         (a)      Options to certain key employees and other persons;

         (b)      Phantom Shares to certain key employees and other persons;

         (c) Stock Appreciation Rights to certain key employees and other persons; and

         (d)      Restricted Stock to certain key employees and other persons.

         The purpose of the Plan is to provide an incentive for key employees of the Corporation or its Affiliates so that they will apply their best efforts for the benefit of the Corporation, to encourage them to remain in the service of the Corporation and its Affiliates; to extend to them the opportunity to acquire a proprietary interest in the Corporation; and to aid the Corporation and its Affiliates in attracting able persons to enter the service of the Corporation and its Affiliates. The Plan is not intended to be a plan subject to the Employee Retirement Income Security Act of 1974, as amended and shall be construed accordingly.


SECTION 1. DEFINITIONS

         1.1 "ACT" means the Securities Exchange Act of 1934, as amended or any similar or superseding statute or statutes.

         1.2 "AFFILIATES" means any entity that is, directly or indirectly, 50% or more owned by the Corporation.

         1.3 "AGREEMENT" means the written agreement between the Corporation and a Holder evidencing the terms, conditions, and limitations of the Award granted to that Holder.


CLUBCORP, INC. OMNIBUS STOCK PLAN

         1.4 "AWARD" means the grant of any form of Option, Stock Appreciation Right, Phantom Share or Restricted Stock share under the Plan, whether granted individually, in combination, or in tandem, to a Holder pursuant to the terms, conditions, and limitations that the Committee may establish in order to fulfill the objectives of the Plan.

         1.5 "BOARD OF DIRECTORS" means the board of directors of the Corporation.

         1.6 "CAUSE" shall be as defined in any effective contract of employment between the Holder and the Corporation or Affiliate.

         1.7 "CHANGE IN CONTROL" means the event that is deemed to have occurred if:

                  (a) a dissolution or liquidation of the Corporation;

                  (b) a merger or consolidation (other than a merger effecting a re-incorporation of the Corporation in another state or any other merger or a consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Corporation and their proportionate interests therein immediately prior to the merger or consolidation) in which the Corporation is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the shareholders of the parent of the Corporation and their proportionate interests therein immediately after the transaction are not substantially identical to the shareholders of the Corporation and their proportionate interests therein immediately prior to the transaction; provided, however, that the Board of Directors may at any time prior to such a merger or consolidation provide by resolution that the foregoing provisions of this parenthetical shall not apply if a majority of the Board of Directors of such parent immediately after the transaction consists of individuals who constituted a majority of the Board of Directors immediately prior to the transaction); or

                  (c) a transaction in which any person (other than a shareholder of the Corporation on the date of the Holder's Agreement) becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Corporation (provided, however, that the Board of Directors may at any time prior to such transaction provide by resolution that this SUBSECTION shall not apply if such acquiring person is a corporation and a majority of the Board of Directors of the acquiring corporation immediately after the transaction consists of individuals who constituted a majority of the Board of Directors immediately prior to the acquisition of such fifty percent (50%) or more total combined voting power).

         1.8 "CHANGE IN CONTROL PERIOD" shall mean the period beginning ninety
(90) days prior to and ending two (2) years following a Change in Control

         1.9 "CODE" means the Internal Revenue Code of 1986, as amended.



CLUBCORP, INC. OMNIBUS STOCK PLAN

         1.10 "COMMITTEE" means the committee appointed pursuant to SECTION 3 of the Plan by the Board of Directors to administer this Plan.

         1.11 "CORPORATION" means ClubCorp, Inc. and any successor corporation.

         1.12 "DISABILITY" or "DISABLED" means a total and permanent disability as defined in the Corporation's current long term disability plan, or if the Committee has no long term disability plan in effect at the time of the Holder's disability, as determined by the Committee in its sole discretion.

         1.13 "DISINTERESTED COMMITTEE" means the committee appointed pursuant to SECTION 3 of the Plan by the Board of Directors to administer the Plan.

         1.14 "DIVIDEND" means the aggregate amount declared as a dividend on Stock, as determined in the sole discretion of the Board of Directors.

         1.15 "ELIGIBLE INDIVIDUALS" means (a) those employees designated by the Committee as key employees of the Corporation or any of its Affiliates who have signed an employment agreement with the Corporation or an Affiliate prior to the date an Option is granted or within one hundred and twenty days of the date an Option is granted, and (b) those members of the Board of Directors designated by the Disinterested Committee.

         1.16 "EXERCISE NOTICE" means the written notice of exercise delivered to the Corporation during the term of the Award, which shall (a) state the number of shares of Stock with respect to which the Award is being exercised,
(b) be signed by the Holder of the Award or, if the Holder is dead or becomes affected by a Disability, by the person authorized to exercise the Award pursuant to SECTION 8.7, (c) be accompanied by the Exercise Price (if any) for all shares of Stock for which the Award is being exercised, and (d) include such other information, instruments, and documents as may be required to satisfy any other condition of exercise contained in the Agreement.

         1.17 "EXERCISE PRICE" means the price at which an Award can be exercised as specified in the Agreement covering such Award.

         1.18 "FAIR MARKET VALUE" means, for a particular day:

                  (a) If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange or sales prices for such shares in the over-the-counter market are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. ("NASDAQ") National Market System at the date of determining the Fair Market Value, the mean between the highest and lowest quoted selling prices on the date in question, or if there were no sales on the date in question, the weighted





CLUBCORP, INC. OMNIBUS STOCK PLAN


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

         average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date in question; or

                  (b) If shares of Stock of the same class shall not be listed or admitted to unlisted trading privileges as provided in SUBSECTION 1.18(a) and sales prices for such shares shall not be reported by the NASDAQ National Market System as provided in SUBSECTION 1.18(a), and bid and asked prices therefor in the over-the-counter market shall be reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, the mean of the closing bid and asked prices on the date in question, or if none, by taking a weighted average of the means between the bid and asked prices on the nearest trading date before and the nearest trading date after the date in question, if both such dates are within a reasonable period; and

                  (c) If shares of Stock of the same class shall not be listed or admitted to unlisted trading privileges as provided in SUBSECTION 1.18(a) and sales prices or bid and asked prices for such shares shall not be reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in SUBSECTION 1.18(a) or SUBSECTION 1.18(b) at the date of determining the Fair Market Value, or in the opinion of the Board of Directors, there is insufficient trading to establish fair market value, the value determined in good faith by the Board of Directors and confirmed by an independent financial advisory firm.

         1.19 "HARDSHIP" shall mean the Committee's written determination, delivered to the Eligible Individual of reference, stating that the Committee has determined that such Eligible Individual has an immediate and heavy financial need which such Eligible Individual cannot meet through any other sources of income such as insurance, reasonable liquidation of assets, borrowing or similar sources and resulting from: (i) unreimbursed substantial medical expenses for the Eligible Individual or a family member; (ii) purchase (excluding mortgage payments) of the Eligible Individual's primary residence;
(iii) payments necessary to prevent eviction of the Eligible Individual from his primary residence, or foreclosure of his primary residence; and (iv) such other, similar, circumstances which the Committee, in its sole discretion, reasonably determine pose a substantial risk to the basic health, shelter and safety needs of the Eligible Individual or his family members.

         1.20 "HOLDER" means an Eligible Individual to whom an outstanding Award has been granted.

         1.21 "NEW OPTION" shall mean an Option granted on or after July 1, 2000.

         1.22 "OPTION" means a stock option that does not satisfy the requirements of Code Section 422. All references herein to Options shall be references to both New Options and Prior Options, collectively, except that where a reference is intended to be exclusively to a New Option, or a Prior Option, reference will be made to the specific type of Option.



CLUBCORP, INC. OMNIBUS STOCK PLAN


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

         1.23 "OUTSIDE DIRECTOR" has the meaning given to it in Code Section 162(m) and the regulations thereunder.

         1.24 "PHANTOM SHARE(S)" means the share(s) granted to a Holder which entitle the Holder to receive payment of an amount equal to the Fair Market Value of a share of Stock on the date of exercise.

         1.25 "PLAN" means the ClubCorp, Inc. Omnibus Stock Plan, as amended from time to time.

         1.26 "PRIOR OPTION" shall mean an Option granted prior to July 1, 2000.

         1.27 "RESTRICTED STOCK" means Stock granted to Eligible Individuals pursuant to the Plan which is subject to certain restrictions as to its transferability.

         1.28 "RULE 16B-3" means Rule 16b-3 under Section 16(b) of the Act as adopted in Act Release No. 34-29131 (April 26, 1991), and amended in Act Release No. 37260 (May 31, 1996), or any successor rule, as amended from time to time.

         1.29 "SECURITIES ACT" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

         1.30 "STOCK" means the common stock, $.01 par value per share, of ClubCorp, Inc..

         1.31 "STOCK APPRECIATION RIGHT" means the right to receive payment of an amount equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over, as appropriate, the Exercise Price of a related Option or the Fair Market Value of the Stock on the date of grant of the Stock Appreciation Right.

         1.32 "TERMINATION" means a Holder's termination of employment with the Corporation for any reason.

         1.33 "VESTING ACCELERATION TERMINATION" means, a Holder's Termination from employment with the Corporation or an Affiliate that has occurred within the Change in Control Period and said Termination was due to:

                  (a) the resignation of such Holder which was caused by and within thirty (30) days of any of the following: (i) without the express written consent of such Holder, the Holder is assigned to duties which are materially inconsistent with or result in a material diminution of the Holder's position, duties, and status within the Corporation or any Affiliate at the time of the Change in Control; or
         (ii) the base salary of the Holder is reduced; or

                  (b) involuntary Termination for a reason other than Cause.



CLUBCORP, INC. OMNIBUS STOCK PLAN


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SECTION 2. STOCK AND MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN

         2.1 MAXIMUM NUMBER OF SHARES. Subject to the provisions of SECTION 2.2, 5, and 6.11, the aggregate number of shares of Stock that may be issued or transferred pursuant to Awards under the Plan shall be four million (4,000,000) shares.

         2.2 INDIVIDUAL LIMITATION ON MAXIMUM SHARES. The aggregate number of shares of Stock subject to an Award that may be issued or transferred to any single Eligible Individual in a calendar year under the Plan shall be five hundred thousand (500,000) shares.

         2.3 LIMITATION OF SHARES. For purposes of the limitations specified in SECTIONS 2.1 and 2.2, the following principles shall apply:

                  (a) the following shall count against and decrease the number of shares of Stock that may be issued for purposes of SECTIONS 2.1 and 2.2: (i) shares of Stock subject to outstanding Options (granted under this Plan), shares of Stock subject to outstanding Phantom Shares (based on a good faith estimate by the Corporation or the Committee of the maximum number of shares for which the Phantom Shares may be settled (assuming payment in full in shares of Stock)), and shares of Stock subject to outstanding Stock Appreciation Rights granted independent of Options, (based on a good faith estimate by the Corporation or the Committee of the maximum number of shares for which the Stock Appreciation Right may be settled (assuming payment in full in shares of Stock)), and (ii) in the case of Options granted in tandem with Stock Appreciation Rights, the greater of the number of shares of Stock that would be counted if one or the other alone was outstanding (determined as described in clause (i) above);

                  (b) the following shall be added back to the number of shares of Stock that may be issued for purposes of SECTION 2.1 only: (i) shares of Stock with respect to which Options (granted under this Plan), Phantom Shares, and Stock Appreciation Rights granted independent of Options, expire, are canceled, or otherwise terminate without being exercised, converted, or vested, as applicable, and (ii) in the case of Options granted in tandem with Stock Appreciation Rights, shares of Stock as to which an Option has been surrendered in connection with the exercise of a related ("tandem") Stock Appreciation Right, to the extent the number surrendered exceeds the number issued upon exercise of the Stock Appreciation Right;

                  (c) shares of Stock subject to Stock Appreciation Rights (granted independent of Options) or Phantom Shares (calculated as provided in clause (a) above) that are exercised




CLUBCORP, INC. OMNIBUS STOCK PLAN


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

         and paid in cash shall be added back to the number of shares of Stock that may be issued for purposes of SECTION 2.1 only;

                  (d) shares of Stock that are transferred by a Holder of an Award (or withheld by the Corporation) as (i) full or partial payment to the Corporation of the purchase price of shares of Stock subject to an Option or (ii) the Corporation's or any Affiliate's tax withholding obligations shall not be added back to the number of shares of Stock that may be issued for purposes of SECTIONS 2.1 and 2.2 and shall not again be subject to Awards; and

                  (e) if the number of shares of Stock counted against the number of shares that may be issued for purposes of SECTION 2.1 and 2.2 is based upon an estimate made by the Corporation or the Committee as provided in clause (a) above and the actual number of shares of Stock issued pursuant to the applicable Award is greater or less than the estimated number, then, upon such issuance, the number of shares of Stock that may be issued pursuant to SECTION 2.1 and 2.2 shall be further reduced by the excess issuance or increased by the shortfall, as applicable.

Notwithstanding the provisions of this SECTION 2.3, no Stock shall be treated as issuable under the Plan to Eligible Individuals subject to Section 16 of the Act if otherwise prohibited from issuance under Rule 16b-3.

         2.4 DESCRIPTION OF SHARES. The shares of Stock to be delivered under the Plan shall be made available from: (a) authorized but unissued shares of Stock; (b) Stock held in the treasury of the Corporation; or (c) previously issued shares of Stock reacquired by the Corporation, including shares purchased on the open market, in each situation as the Board of Directors or the Committee may determine from time to time in its sole discretion.


SECTION 3. ADMINISTRATION OF THE PLAN

         3.1 COMMITTEES. The Committee shall be appointed by the Board of Directors and shall administer the Plan with respect to all Eligible Individuals other than those who are members of the Board of Directors. The Disinterested Committee shall be appointed by the Board of Directors and shall be composed of persons who shall not be Eligible Individuals. The Disinterested Committee shall administer the Plan with respect to all members of the Board of Directors who participate in the Plan, if any. Neither Committee shall have the power to appoint members of either committees or to terminate or amend the Plan. Except for references in SECTIONS 3 AND 4, and unless the context otherwise requires, references herein to the Committee shall refer to the Disinterested Committee as administrator of the Plan for members of the Board of Directors who are Eligible Individuals, if any. In the event that the Stock is registered under Section 12 of the Act, all members of the Committee shall be Outside Directors. The number of persons that shall constitute the Committee and the Disinterested Committee shall be determined from time to time by a majority of all the




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

members of the Board of Directors and, unless that majority of the Board of Directors determines otherwise or Rule 16b-3 is amended to require otherwise, shall be no less than two persons. To the extent that Rule 16b-3 promulgated under the Act requires a system of administration that is different from this
SECTION 3.1, this SECTION 3.1 shall automatically be deemed amended to the extent necessary to cause it to be in compliance with Rule 16b-3.

         3.2 DURATION, REMOVAL, ETC. The members of the Committee and the Disinterested Committee shall serve at the discretion of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee or the Disinterested Committee. Removal from the Committee or the Disinterested Committee may be with or without cause. Any individual serving as a member of the Committee or the Disinterested Committee shall have the right to resign from membership in the Committee or the Disinterested Committee by at least three days' written notice to the Board of Directors. The Board of Directors, and not the remaining members of the Committee or the Disinterested Committee, shall have the power and authority to fill all vacancies on the Committee or the Disinterested Committee. The Board of Directors shall, within sixty (60) days, fill any vacancy that causes the number of members of the Committee or the Disinterested Committee to be below two or any other number that Rule 16b-3 or Code Section 162(m) may require from time to time.

         3.3 MEETINGS AND ACTIONS OF COMMITTEES. The Board of Directors shall designate which of the Committee and Disinterested Committee members shall be the chairman of the respective Committees. If the Board of Directors fails to designate a chairman for each of the Committees, the members of the Committee and the members of the Disinterested Committee shall elect one of its members as chairman of the respective Committees, who shall act as chairman until he ceases to be a member of the Committee or Disinterested Committee or until the Board of Directors elects a new chairman. The Committee and the Disinterested Committee shall hold their meetings at those times and places as the chairman of the respective Committees may determine. At all meetings of the Committee or the Disinterested Committee, a quorum for the transaction of business shall be required and a quorum shall be deemed present if at least a majority of the members of the Committee or the Disinterested Committee are present. At any meeting of the Committee or the Disinterested Committee, each member shall have one vote. All decisions and determinations of the Committee and the Disinterested Committee shall be made by the majority vote or majority decision of all of its members present at a meeting at which a quorum is present; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee and the Disinterested Committee shall be as fully effective as if it had been made at a meeting that was duly called and held. The Committee and the Disinterested Committee may make any rules and regulations for the conduct of their business that are not inconsistent with the provisions of the Plan, the Articles or Certificate of Incorporation of the Corporation, the by-laws of the Corporation, and Rule 16b-3 so long as it is applicable, as the Committee or the Disinterested Committee may deem advisable.




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         3.4 COMMITTEE POWERS. Subject to the express provisions of the Plan and
Rule 16b-3, the Committee, with respect to all Eligible Individuals and Holders who are not Board of Director members, shall have the authority, in its sole and absolute discretion, to: (a) adopt and rescind administrative and interpretive rules and regulations relating to the Plan; (b) determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted;
(c) determine the amount of cash and the number of shares of Stock, Stock Appreciation Rights, Phantom Shares or shares of Restricted Stock, or any combination thereof, that shall be the subject of each Award; (d) determine the terms and provisions of each Award (which need not be identical), including provisions defining or otherwise relating to (i) the term and the period or periods and extent of exercisability of the Awards, (ii) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (iii) the effect of Holder's Termination on the Agreement, and
(iv) the effect of approved leaves of absence (consistent with applicable law);
(e) accelerate the exercisability of any Award that has been granted; (f) construe the respective Awards and the Plan; (g) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (h) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to, or otherwise with respect to Awards granted to Eligible Individuals who are subject to Section 16(b) of the Act or Section 162(m) of the Code; and (i) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and Code Section 162(m), the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this SECTION 3.4 shall be final and conclusive.

         3.5 DISINTERESTED COMMITTEE POWERS. Subject to the express provisions of the Plan and Rule 16b-3, the Disinterested Committee, with respect to all Eligible Individuals and Holders who are Board of Director members, shall have the authority, in its sole and absolute discretion, to: (a) adopt and rescind administrative and interpretive rules and regulations relating to the Plan; (b) determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted; (c) determine the amount of cash and the number of shares of Stock, Stock Appreciation Rights, Phantom Shares or shares of Restricted Stock, or any combination thereof, that shall be the subject of each Award; (d) determine the terms and provisions of each Award (which need not be identical), including provisions defining or otherwise relating to (i) the term and the period or periods and extent of exercisability of the Awards, (ii) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (iii) the effect of Holder's Termination on the Agreement, and (iv) the effect of approved leaves of absence (consistent with applicable law) (e) accelerate the exercisability of any Award that has been granted; (f) construe the respective Awards and the Plan; (g) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (h) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Disinterested Committee may not delegate its duties with respect to




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

making Awards to, or otherwise with respect to Awards granted to Eligible Individuals who are subject to Section 16(b) of the Act or Section 162(m) of the Code; and (i) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Disinterested Committee deems appropriate. Subject to Rule 16b-3 and Code Section 162(m), the Disinterested Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Disinterested Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Disinterested Committee on the matters referred to in this SECTION 3.5 shall be final and conclusive.


SECTION 4. ELIGIBILITY AND PARTICIPATION

         4.1 ELIGIBLE INDIVIDUALS. Awards may be granted pursuant to this Plan only to persons who are Eligible Individuals at the time of the grant thereof and shall be made in whatever form the Committee, or the Disinterested Committee, as applicable, in its sole discretion may determine including Options, Phantom Shares, Stock Appreciation Rights and Restricted Stock.

         4.2 GRANT OF AWARDS. Subject to the express provisions of the Plan, the Chief Executive Officer (CEO) and the Chief Operations Officer of Domestic Operations (COO-DO) shall determine which Eligible Individuals shall be granted Awards during the period from the effective date of the Plan through June 30, 1998. After June 30, 1998, the Committee shall determine which Eligible Individuals, other than Board of Director members, shall be granted Awards from time to time. The Disinterested Committee shall determine which members of the Board of Directors shall be Eligible Individuals and granted Awards from time to time. The Board of Directors shall also have the power to grant Awards, subject to the requirements of Rule 16b-3. References to the Committee throughout the remainder of this SECTION 4.2 and SECTION 4.3 shall mean the CEO, COO-DO, Board of Directors, the Committee or the Disinterested Committee, as appropriate. In making grants, the Committee and Disinterested Committee shall take into consideration the contribution the potential Holder has made or may make to the success of the Corporation or its Affiliates and such other considerations as the Board of Directors may from time to time specify. The Committee and Disinterested Committee shall also determine the number of shares subject to each of the Awards and shall authorize and cause the Corporation to grant Awards in accordance with those determinations. All grants to Eligible Individuals who are "covered employees" under Code Section 162(m) shall be subject to shareholder approval sufficient to satisfy the requirements of Code Section 162(m). Notwithstanding any provision to the contrary, an Award shall be void if the Holder is not an Eligible Individual.

         4.3 AGREEMENTS. Each Award granted under the Plan shall be evidenced by an Agreement that is executed by the Corporation and the Eligible Individual to whom the Award is granted and shall incorporate the terms and conditions of such Award as the Committee shall deem



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necessary or desirable. More than one Award may be granted under the Plan to the same Eligible Individual and be outstanding concurrently.

         4.4 NO RIGHT TO AWARD. The adoption of the Plan shall not be deemed to give any person a right to be granted an Award.


SECTION 5. ADJUSTMENT PROVISIONS

         5.1 ADJUSTMENT OF AWARDS AND AUTHORIZED STOCK. The terms of an Award and the number of shares of Stock authorized pursuant to SECTION 2.1 shall be subject to adjustment from time to time, in accordance with the following provisions:

                  (a) If at any time, or from time to time, the Corporation shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (i) the maximum number of shares of Stock available for the Plan as provided in SECTION 2.1 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be increased proportionately, and (iii) the price (including Exercise Price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

                  (b) If at any time, or from time to time, the Corporation shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then (i) the maximum number of shares of Stock available for the Plan as provided in SECTION 2.1 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be decreased proportionately, and (iii) the price (including Exercise Price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

                  (c) Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this SUBSECTION 5.1(c), the Committee shall promptly prepare a notice setting



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         forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly give each Holder (or his transferee) such a notice.

                  (d) Adjustments under SUBSECTIONS 5.1(a) and (b) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

         5.2 CHANGE IN CONTROL. As of the effective date of a Change in Control, the Board of Directors shall change the number and kind of shares of Stock subject to any Award (including substitution of shares of another corporation), and the Exercise Price thereof, in the manner it deems appropriate as determined in its sole discretion.

         5.3 GOLDEN PARACHUTE LIMITATION. In the event that Code Section 280G applies to any Award and the aggregate present value of the benefits to a Holder under the Plan, and any other plan, program, or arrangement maintained by the Corporation constitutes an "excess parachute payment" (within the meaning of Code Section 280G(b)(1)) and the excise tax on such payment would cause the net parachute payments (after taking into account federal, state and local income and excise taxes) to which the Holder otherwise would be entitled to be less than what the Holder would have netted (after taking into account federal, state and local income taxes) had the present value of his total parachute payments equaled $1.00 less than three times his "base amount" (within the meaning of Code Section 280G(b)(3)(A)), the Holder's total "parachute payments" (within the meaning of Code Section 280G(b)(2)(A)) shall be reduced (by the minimum possible amount) so that their aggregate present value equals $1.00 less than three times such base amount. For purposes of this calculation, it shall be assumed that the Holder's tax rate will be the maximum marginal federal, state and local income tax rate on earned income with such maximum federal rate to be computed with regard to Code Section 1(g), if applicable. In the event that the Holder and the Corporation are unable to agree as to the amount of the reduction described above, if any, the Corporation shall select a law firm or accounting firm from among those regularly consulted by the Corporation regarding federal income tax or employee benefit matters and such law firm or accounting firm shall determine the amount of such reduction and such determination shall be final and binding upon the Holder and the Corporation.


SECTION 6. MISCELLANEOUS PROVISIONS

         6.1 TERM OF AWARD. The provisions of this SECTION shall apply to the extent a Holder's Agreement does not expressly provide otherwise. If a Holder ceases to be an Eligible Individual due to Termination for Cause, the Award shall terminate immediately upon the Holder's




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Termination. If a Holder ceases to be an Eligible Individual by reason of a voluntary Termination, (i) in the case of an Award granted prior to January 1, 2000, the Award will terminate immediately upon the Holder's voluntary Termination, and (ii) in the case of an Award granted on or after January 1, 2000, the Holder shall have the right for thirty (30) days following the date of his voluntary Termination to exercise such Award which he has been granted, to the extent such Award is exercisable on the date of his voluntary Termination. If a Holder ceases to be an Eligible Individual by reason of: (a) Disability;
(b) retirement on or after age sixty-five (65); or (c) involuntary Termination for a reason other than for Cause, the Holder shall have the right for twelve
(12) months after the date of his involuntary Termination, retirement on or after age sixty-five (65) or Disability to exercise an Award to the extent such Award is exercisable on the date of his involuntary Termination, Disability, or retirement on or after age sixty-five (65). If a Holder ceases to be an Eligible Individual by reason of death, Holder's designated beneficiary shall have the right for twelve (12) months after the date of death to exercise the Award, to the extent such Award is exercisable on the date of death. At the end of such twelve (12) month period, the Award shall terminate and cease to be payable or exercisable. Notwithstanding any other provision of this Plan or Agreements, no Award shall be payable or exercisable after the expiration of ten (10) years from the date it is granted.

         6.2 TRANSFERABILITY OF AWARDS. In addition to such other terms and conditions as may be included in a particular Agreement granting an Award, an Award shall be exercisable during a Holder's lifetime only by the Holder or by the Holder's guardian or legal representative. An Award shall not be transferrable other than by will or the laws of descent and distribution.

         Notwithstanding the previous paragraph, the Committee may, in its discretion, authorize all or a portion of an Award to be granted on terms which permit transfer by the Holder to: (i) the Holder's spouse, children, stepchildren, grandchildren, step grandchildren, parents, stepparents, siblings or step siblings ("Immediate Family Members"); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; (iii) a partnership in which such Immediate Family Members are the only partners; or (iv) other persons as the Committee may permit, provided that the Agreement pursuant to which such Award is granted must be: (a) approved by the Committee; (b) expressly provide for transferability in a manner consistent with this SECTION 6.2; (c) contain representation by the Holder that he understands the effect of such transfer; and (d) release the Committee from any liability in connection with such transfer. Subsequent transfers shall be prohibited except transfers to other Immediate Family Members and transfers by will or the laws of descent and distribution. Following such transfer, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of Termination of SECTION 6.1 shall continue to apply with respect to the original Holder, following which the Award shall be exercisable by the transferee only to the extent and for the period specified in SECTION 6.1.

         6.3 CASH OUT FEATURE. Upon Holder's Termination or his ceasing to be employed in a position that has been designated by the Committee as a key employee position, the Corporation




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shall have the right at any time thereafter, in its sole discretion, to cancel any Award by paying Holder a cash amount that is equal to: (i) the difference between an Option's Exercise Price and the then Fair Market Value of the Stock times the number of shares covered by the unexercised vested portion of such Holder's Option; (ii) the difference between a SAR's Exercise Price and the then Fair Market Value of the Stock times the number of shares covered by the unexercised vested portion of such Holder's SARs; and (iii) a Phantom Share's Fair Market Value times the number of shares covered by the unexercised vested portion of such Holder's Phantom Shares; and (iv) the Fair Market Value of a share of Restricted Stock times the number of shares of Restricted Stock, as applicable. Without limiting the generality of the foregoing, except where the payment would be in the minimum amount necessary to alleviate a Hardship of the Holder, the Corporation will not cancel, or acquire, shares of Restricted Stock until after the six (6) month anniversary of the date on which the restrictions lapse on such shares of Restricted Stock.

         6.4 FORFEITURE AND RESTRICTIONS ON TRANSFER. Each Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of the Stock acquired pursuant to an Award or otherwise and may also provide for those restrictions on the transferability of shares of the Stock acquired pursuant to an Award or otherwise that the Committee in its sole and absolute discretion may deem proper or advisable. The conditions giving rise to forfeiture may include, but need not be limited to, the requirement that the Holder render substantial services to the Corporation or its Affiliates for a specified period of time. The restrictions on transferability may include, but need not be limited to, options and rights of first refusal in favor of the Corporation and shareholders of the Corporation other than the Holder of such shares of Stock who is a party to the particular Agreement or a subsequent holder of the shares of Stock who is bound by that Agreement.

         No Holder may sell or transfer Stock acquired pursuant to an Award prior to the date that is six (6) months from their receipt of the Stock under such Award.

         A Holder may not sell or transfer Stock acquired through the exercise of a Prior Option unless:

                  (a) the sale or transfer is of the minimum number of shares of Stock necessary to (i) fund the exercise of a Prior Option, (ii) pay any taxes resulting from the exercise of the Prior Option, or (iii) alleviate a Hardship;

                  (b) the Holder owns shares of Stock sufficient to meet the minimum ownership level set forth in APPENDIX A;

                  (c) the six (6) month anniversary of the date on which the Option was exercised to acquire such shares of Stock has occurred, in which case he may sell or transfer fifty percent (50%) of such shares of Stock, less any shares of Stock already sold or transferred under the provisions of the preceding Sections (a) and (b) of this paragraph; or



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                  (d) the two (2) year anniversary of the date on which the
         Option was exercised to acquire such shares of Stock has occurred.

The minimum ownership level set forth in APPENDIX A may be changed by the Committee in its sole discretion at any time. The Fair Market Value of all Stock holdings (whether vested or forfeitable) will be considered toward meeting the required ownership level. In addition, a Holder will be treated as owning (i) the Fair Market Value of Stock equal to his account balance in the ClubCorp Employee Stock Ownership Plan as of the Plan's most recent allocation date; (ii) an amount equal to the difference between the Exercise Price of any Stock Appreciation Right held by Holder over the Fair Market Value of the Stock subject to the Stock Appreciation Rights on such date; (iii) an amount equal to the Fair Market Value of Stock subject to a Phantom Share; and (iv) an amount equal to the number of shares of Restricted Stock held by Holder.

         A Holder may not sell or transfer Stock acquired through the exercise of a New Option unless:

                  (a) the sale or transfer is of the minimum number of shares of Stock necessary to alleviate a Hardship;

                  (b) the six (6) month anniversary of the date on which the Option was exercised to acquire such shares of Stock has occurred, in which case he may sell or transfer fifty percent (50%) of such shares of Stock, less any shares of Stock already sold or transferred under the provisions of the preceding section (a) of this paragraph; or

                  (c) the two (2) year anniversary of the date on which the Option was exercised to acquire such shares of Stock has occurred.

         Without limiting the generality of the preceding two paragraphs, in addition, all shares of Stock issued pursuant to an exercise of an Award under this Plan shall be subject to the terms and conditions of the shareholders agreement that the Corporation shall forward to each Holder upon the exercise of an Award. Notwithstanding anything to the contrary in the Plan or the Holder's Agreement, the Holder shall have no right to have any shares issued to him or her until the Holder has signed the shareholders agreement given to him by the Corporation. Each Agreement may contain or otherwise provide for such other restrictions on the transferability of Stock acquired pursuant to an Award as the Committee, in its sole and absolute discretion, shall deem proper or advisable. Such other restrictions on transferability may include, but need not be limited to, options and rights of first refusal in favor of the Corporation and shareholders of the Corporation.

         6.5 CONDITIONS TO DELIVERY OF STOCK. Nothing herein or in any Award granted hereunder or any Agreement shall require the Corporation to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Corporation, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the



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

rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option, Stock Appreciation Right, a Phantom Share, or issuance of any Restricted Stock the Corporation may, as a condition precedent to the exercise of such Option, Stock Appreciation Right, Phantom Share, or issuance of Restricted Stock require from the Holder of the Award (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the Holder's (or Holder's transferee's) intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Corporation, may be necessary to ensure that any disposition by that Holder (or in the event of the Holder's death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.

         6.6 PAYMENT WITH SALE PROCEEDS. If the Stock has been registered under the Act, then at the request of the Holder (or his transferee) and to the extent permitted by applicable law, the Committee may (but shall not be required to) approve arrangements with a brokerage firm under which that brokerage firm, on behalf of the Holder (or his transferee), shall pay to the Corporation the Exercise Price of the Award being exercised and the Corporation shall promptly deliver the exercised shares of Stock to the brokerage firm. To accomplish this transaction, the Holder (or his transferee) must deliver to the Corporation an Exercise Notice containing irrevocable instructions from the Holder (or his transferee) to the Corporation to deliver the Stock certificates representing the shares of Stock directly to the broker. Upon receiving a copy of the Exercise Notice acknowledged by the Corporation, the broker shall sell that number of shares of Stock or loan the Holder (or his transferee) an amount sufficient to pay the Exercise Price and any withholding obligations due. The broker then shall deliver to the Corporation that portion of the sale or loan proceeds necessary to cover the Exercise Price and any withholding obligations due. The Committee shall not approve any transaction of this nature if the Committee believes that the transaction would give rise to the Holder's liability for short-swing profits under Section 16(b) of the Act.

         6.7 CERTAIN DIRECTORS AND OFFICERS. With respect to Holders who are directors or officers of the Corporation or any of its Affiliates and who are subject to Section 16(b) of the Act, Awards and all rights under the Plan shall be exercisable during the Holder's lifetime only by the Holder or the Holder's guardian or legal representative, but not for at least six (6) months after the Date of grant, unless (a) the Board of Directors expressly authorizes that an Award shall be exercisable before the expiration of the six (6) month period or
(b) the death or Disability of the Holder occurs before the expiration of the six (6) month period. In addition, no such officer or director shall exercise any Stock Appreciation Right, Phantom Share or have shares of Stock withheld to pay tax withholding obligations within the first six (6) months of the term of an Award. Any election by any such officer or director to have tax withholding obligations satisfied by the withholding of shares of Stock shall be irrevocable and shall be communicated to the Committee during the period beginning on the third day following the date of release of quarterly or annual



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summary statements of sales and earnings and ending on the twelfth business day following such date (the "Window Period") or by an irrevocable election communicated to the Committee at least six (6) months before the date of exercise of the Award for which such withholding is desired. Any election by such an officer or director to receive cash in full or partial settlement of a Stock Appreciation Right, or Phantom Share as well as any exercise by such individual of a Stock Appreciation Right or Phantom Share for such cash, in either case to the extent permitted under the applicable Agreement or otherwise permitted by the Committee, shall be made during the Window Period or within any other periods that the Committee shall specify from time to time.

         6.8 RIGHTS AS A SHAREHOLDER. A Holder (or his transferee) shall have no right as a shareholder with respect to any shares covered by his Award until a certificate representing those shares is issued in his name. No adjustment shall be made for Dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights unless otherwise provided in his Agreement. Nevertheless, Dividends, dividend equivalent rights and voting rights may be extended to and made part of any Award denominated in Stock or units of Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Stock or units of Stock.

         6.9 FURNISH INFORMATION. Each Holder (or his transferee) shall furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable statute or regulation.

         6.10 OBLIGATION TO EXERCISE. The granting of an Award hereunder shall impose no obligation to exercise the same or any part thereof.

         6.11 ADJUSTMENTS TO AWARDS. Subject to Section 16(b), Code Section 162(m) and the limitations set forth in this Plan, the Committee may make any adjustment in the Exercise Price of, the number of shares of Stock subject to, or the terms of, an Award, or by canceling the outstanding Award and regranting such Award. Such adjustment shall be made by amending, substituting, or regranting the Award. Such amendment, substitution, or regrant may result in terms and conditions that differ from the terms and conditions of the original Award. The Committee may not, however, impair the rights of any Holder (or his transferee) of previously granted Awards without that Holder's (or his transferee's) consent. If such action is effected by amendment, such amendment shall be deemed effective as of the Date of grant of the amended Award.

         6.12 REMEDIES. The Corporation shall be entitled to recover from a Holder (or his transferee) reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of the Plan and any Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.



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         6.13 INFORMATION CONFIDENTIAL. As partial consideration for the granting of each Award hereunder, the Holder shall agree with the Corporation that he will keep confidential all information and knowledge that he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Holder's spouse, tax or financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Committee, it shall take into consideration that breach in determining whether to recommend the grant of any future Award to that Holder, as a factor mitigating against the advisability of granting any such future Award to such individual.

         6.14 CONSIDERATION. No Award shall be exercisable with respect to a Holder (or his transferee) unless he shall have paid cash or property to, or performed services for, the Corporation or any of its Affiliates that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

         6.15 ACCELERATION OF VESTING UPON CHANGE OF CONTROL. In the event that a Holder ceases to be an Eligible Individual due to a Vesting Acceleration Termination, such Holder's Awards shall become fully vested and immediately exercisable as of the day before the later to occur of (i) the Vesting Acceleration Termination or (ii) the Change in Control related to the Vesting Acceleration Termination.

         6.16 MINIMUM WITHHOLDING TAXES UPON EXERCISE OF OPTIONS. The Committee shall require a Holder to pay to the Corporation at the time of exercise of an Option (or portion of an Option) the amount that the Corporation deems necessary to satisfy its minimum obligation (based on the minimum applicable withholding rate) to withhold Federal, state or local income or other taxes incurred by reason of the exercise. The Committee may, in its discretion, permit a Holder to satisfy the withholding requirement of the preceding sentence by payment of cash or property to the Corporation or withhold full shares of Stock having a Fair Market Value as close as possible to, but without exceeding, the amount required to be withheld by the Corporation to meet such withholding obligation.


SECTION 7. DURATION AND AMENDMENT OF PLAN

         7.1 DURATION. No Awards may be granted hereunder after the date that is ten (10) years from the date the Plan is adopted by the Board of Directors.

         7.2 AMENDMENT. The Board of Directors may, insofar as permitted by law, with respect to any shares which, at the time, are not subject to Awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever and may amend any provision of the Plan or any Agreement to make the Plan or the Agreement, or both, comply with Section 16(b) of the Act and the exemptions from that Section in the regulations thereunder. The Board of Directors may also amend,



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

modify, suspend, or terminate the Plan for the purpose of meeting or addressing any changes in other legal requirements applicable to the Corporation or the Plan or for any other purpose permitted by law. In connection with any amendment of the Plan, the Board of Directors shall be authorized to incorporate such provisions as shall be necessary for amounts paid under the Plan to be exempt from Section 162(m) of the Code.


SECTION 8. GENERAL

         8.1 APPLICATION OF FUNDS. The proceeds received by the Corporation from the sale of shares pursuant to Awards may be used for any general corporate purpose.

         8.2 RIGHT OF THE CORPORATION AND AFFILIATES TO TERMINATE EMPLOYMENT. Nothing contained in the Plan, or in any Agreement, shall confer upon any Holder the right to continue in the employ of the Corporation or any Affiliate or interfere in any way with the rights of the Corporation or any Affiliate to terminate the Holder's employment at any time.

         8.3 NO LIABILITY FOR GOOD FAITH DETERMINATIONS. Neither the members of the Board of Directors nor any member of the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any Award granted under it; and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Corporation, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect. This right to indemnification shall be in addition to, and not a limitation on, any other indemnification rights any member of the Board of Directors or the Committee may have.

         8.4 OTHER BENEFITS. Participation in the Plan shall not preclude the Holder from eligibility in any other stock plan or stock option plan of the Corporation or any Affiliate or any old age benefit, insurance, pension, profit sharing retirement, bonus, or other extra compensation plans that the Corporation or any Affiliate has adopted, or may, at any time, adopt for the benefit of its employees. Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan and such arrangements may be either generally applicable or applicable only in specific cases.

         8.5 EXCLUSION FROM PENSION AND PROFIT-SHARING COMPENSATION. By acceptance of an Award (regardless of form) each Holder shall be deemed to have agreed that the Award is special







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incentive compensation that will not be taken into account in any manner as salary, compensation, or bonus in determining the amount of any payment under any pension, retirement, or other employee benefit plan of the Corporation or any Affiliate, unless any pension, retirement, or other employee benefit plan of the Corporation or Affiliate expressly provides that such Award shall be so considered for purposes of determining the amount of any payment under any such plan. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that the Award will not affect the amount of any life insurance coverage, if any, provided by the Corporation or a Affiliate on the life of the Holder that is payable to the beneficiary under any life insurance plan covering employees of the Corporation or any Affiliate.

         8.6 AGREEMENT REQUIREMENTS. No Award shall be deemed granted unless the key employee or Eligible Individual has signed an Agreement, that is in a form satisfactory to the Corporation. In the event a Holder is determined to have violated the terms of his or her Agreement by a court of competent jurisdiction or pursuant to arbitration, all Awards under this Plan, including vested Awards, will be forfeited as of the date of the violation. In addition, any Stock acquired through the exercise of an Award must be returned to the Corporation. In the case of an Option, the Corporation shall refund to Holder the Exercise Price of such forfeited Stock. If Holder no longer owns the Stock, Holder will owe the Corporation an amount equal to any gain or profit over the Exercise Price that the Holder received on the sale of such Stock and the Corporation has the right to offset this amount from any payments it owes Holder.

         8.7 BENEFICIARY DESIGNATION. Each Holder shall have the right to designate a beneficiary on the form provided by the Committee. If no beneficiary is designated, Holder's estate shall have the right of a beneficiary. If Holder was an Optionee under the ClubCorp, Inc. Executive Stock Option Plan, any beneficiary designation under that Plan will be effective for purposes of this Plan, unless or until otherwise revoked.

         8.8 EXECUTION OF RECEIPTS AND RELEASES. Any payment of cash or any issuance or transfer of shares of Stock to the Holder, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such individuals hereunder. The Committee may require any Holder, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

         8.9 UNFUNDED PLAN. Insofar as it provides for Awards of cash and Stock, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Holders who are entitled to cash, Stock, or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Corporation shall not be required to segregate any assets that may at any time be represented by cash, Stock, or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Corporation, the Board of Directors nor the Committee be deemed to be a trustee of any cash, Stock, or rights thereto to be granted under the Plan. Any liability of the Corporation to any Holder (or his transferee) with respect to a grant of cash, Stock,




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or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Agreement; no such obligation of the Corporation shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation. Neither the Corporation, the Board of Directors nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

         8.10 NO GUARANTEE OF INTERESTS. Neither the Committee nor the Corporation guarantees the Stock from loss or depreciation.

         8.11 PAYMENT OF EXPENSES. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Corporation or its Affiliates; provided, however, the Corporation or an Affiliate may recover any and all damages, fees, expenses, and costs arising out of any actions taken by the Corporation to enforce its right to purchase Stock under this Plan.

         8.12 CORPORATION RECORDS. Records of the Corporation or its Affiliates regarding the Holder's period of employment, Termination and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

         8.13 INFORMATION. The Corporation and its Affiliates shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan.

         8.14 NO LIABILITY OF CORPORATION. The Corporation assumes no obligation or responsibility to the Holder or his legal representatives, heirs, legatees, or distributees for any act of, or failure to act on the part of, the Committee.

         8.15 CORPORATION ACTION. Any action required of the Corporation shall be by resolution of its Board of Directors or by an individual authorized to act for the Corporation.

         8.16 ARBITRATION. Any legal or equitable claims or disputes arising out of or in connection with this Plan or any Agreement, shall be resolved by binding arbitration. The arbitration proceedings shall be conducted in Dallas, Texas in accordance with the Employment Dispute Resolution Rules ("EDR Rules") of the American Arbitration Association ("AAA") in effect at the time a demand for arbitration is made. Holder is entitled to representation by an attorney throughout the proceedings at his own expense; however, the Corporation agrees not to use an attorney in the arbitration hearing if the Holder agrees to the same.

         One arbitrator shall be used and shall be chosen by mutual agreement of the parties. If, within thirty (30) days no arbitrator has been chosen, an arbitrator shall be chosen from a list or lists




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

of proposed arbitrators submitted by the AAA pursuant to its EDR Rules, except that (i) the number of preemptory strikes shall not be limited, and (ii) if the parties fail to select an arbitrator from one or more lists, within sixty (60) days after the Holder notifies the Corporation of an arbitrable dispute, AAA shall have the power to appoint the arbitrator. The arbitrator shall coordinate, and limit as appropriate, all pre-arbitral discovery, which shall include document production, information requests, and depositions. The arbitrator shall issue a written decision and award stating the reasons therefor. The decision and award shall be final and binding on both parties, their heirs, executors, administrators, successors, and assigns. The costs and expenses of the arbitration shall be borne evenly by the parties.

         8.17 SEVERABILITY. In the event that any provision of this Plan, or the application hereof to any individual or circumstance, is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect under present or future laws effective during the effective term of any such provision, such invalid, illegal, or unenforceable provision shall be fully severable; and this Plan shall then be construed and enforced as if such invalid, illegal, or unenforceable provision had not been contained in this Plan; and the remaining provisions of this Plan shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Plan. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Plan a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable. If any of the terms or provisions of this Plan conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Individuals who are subject to Section 16(b) of the Act), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 and, in lieu of such conflicting provision, there shall be added automatically as part of this Plan a provision as similar in terms to such conflicting provision as may be possible and not conflict with the requirements of Rule 16b-3.

         8.18 NOTICES. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is actually received by the Corporation addressed to the attention of the Corporate Secretary at the Corporation's office as specified in the applicable Agreement. The Corporation or a Holder (or his transferee) may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices. Until changed in accordance herewith, the Corporation and each Holder shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the shares to which such notice relates. Any person entitled to notice hereunder may waive such notice.

         8.19 SUCCESSORS. The Plan shall be binding upon the Holder, his legal representatives, heirs, legatees, and distributees, upon the Corporation, its successors and assigns and upon the Committee and its successors.



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

         8.20 HEADINGS. The titles and headings of Sections and Subsections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

         8.21 GOVERNING LAW. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Texas, without giving effect to any conflict of law provisions thereof, except to the extent Texas law is preempted by federal law. The obligation of the Corporation to sell and deliver Stock hereunder is subject to applicable federal, state and foreign laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

         8.22 WORD USAGE. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.


SECTION 9. EFFECTIVE DATE.

         The Plan, as restated, shall be effective as of January 1, 2001.



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


                                   APPENDIX A


                    SALARY LEVEL             SALARY MULTIPLE

                    LEVELS 14 & 15                    10X

                    LEVELS 12 & 13                     7X

                    LEVEL 11                           5X

                    LEVEL 10                           3X

                    LEVEL 9                          1.5X




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